UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2012

Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri		64117
(Address of Principal Executive Offices)		(Zip Code)

(816) 221-1024
(Registrant's Telephone Number, Including Area Code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
Cerner Corporation (“Cerner”) held its Annual Shareholders’ Meeting on May 18, 2012. The shareholders considered and voted on the four proposals submitted for shareholder vote, each of which is described in detail in Cerner’s 2012 Proxy Statement. The following is a brief description of the matters that were voted on at the Annual Shareholders’ Meeting and the final results of such voting:

Proposal No. 1 - The election of two Class II Directors, Clifford W. Illig and William B. Neaves, Ph.D., each to serve for a three year term.

Final Results: Clifford W. Illig and William B. Neaves, Ph.D. have been elected as Class II Directors.

	For	Against	Abstentions	Broker Non-votes
Clifford W. Illig	134,922,142	7,628,861	45,969	12,325,972
William B. Neaves, Ph.D.	138,183,770	4,335,340	77,862	12,325,972

Proposal No. 2 - The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Cerner for 2012.

Final Results: The shareholders ratified the appointment of KPMG LLP as Cerner’s independent registered public accounting firm for 2012.

	For	Against	Abstain
KPMG LLP	149,708,936	5,121,732	92,276

There were no broker non-votes with respect to this proposal.

Proposal No. 3 – An advisory vote to approve the compensation of Cerner’s Named Executive Officers.

Final Results: The shareholders approved, on an advisory basis, the compensation of Cerner’s Named Executive Officers.

	For	Against	Abstain	Broker Non-votes
Advisory Vote to Approve the Compensation of Cerner’s Named Executive Officers	139,335,091	3,018,939	242,942	12,325,972

Proposal No. 4 – Consideration of a shareholder proposal urging the Board of Directors to take action to repeal Cerner’s classified Board of Directors structure.

Final Results: The shareholders have voted in favor of the shareholder proposal urging the Board of Directors to take action to repeal Cerner’s classified Board of Directors structure.

	For	Against	Abstain	Broker Non-votes
Consideration of Shareholder Proposal Concerning the Repeal of Cerner’s Classified Board of Directors	92,591,688	49,751,811	253,473	12,325,972

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: May 22, 2012	By:	/s/Marc G. Naughton
Marc G. Naughton
Executive Vice President and
Chief Financial Officer

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